UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2012

VIKING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49636	86-0913802
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

134 Flanders Road, Westborough, Massachusetts	01581
(Address of principal executive offices)	(Zip Code)

(508) 366-3668

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 13, 2012, we entered into an agreement and plan of merger (the “Merger Agreement”) with CONMED Corporation, a New York corporation (“Parent”), and Arrow Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

Upon the terms and subject to the conditions to the tender offer as set forth in the Merger Agreement, Merger Sub will, as promptly as practicable and in no event later than August 27, 2012, commence a tender offer (the “Offer”) to purchase all of the outstanding shares of our common stock, par value $0.001 per share (“Common Stock”) at a price of $0.27 per share of Common Stock in cash, net to the seller but subject to any required withholding taxes applicable to the seller (the “Offer Price”). Pursuant to the Merger Agreement, as soon as practicable after consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will be merged with and into our Company (the “Merger”), with our Company surviving the Merger as a wholly-owned subsidiary of Parent. Our board of directors (the “Board”), acting upon the unanimous recommendation of independent directors of the Board, unanimously approved the Merger Agreement and the Merger.

At the effective time of the Merger (the “Effective Time”), each share of our Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent and (ii) shares owned by stockholders who have perfected and not withdrawn a demand for, or lost to their right to, appraisal of their shares of Common Stock under Delaware law) will be converted into the right to receive an amount in cash equal to the Offer Price (the “Per Share Merger Consideration”), without interest. As of the Effective Time, all such shares of our Common Stock will no longer be outstanding and will automatically be cancelled and cease to exist, and each holder of such Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration, without interest.

At the Effective Time, each outstanding and unexpired option to purchase shares of Common Stock (“Options”), including those issued under our Amended and Restated 2008 Equity Incentive Plan, our 2008 Non-Employee Directors’ Stock Option Plan, and any other plan, agreement or arrangement of our Company, will be cancelled and, in exchange therefor, each former holder of any such cancelled Option will be entitled to receive an amount in cash equal to the product of the total number of shares of Common Stock previously subject to such Option times the excess, if any, of the Per Share Merger Consideration over the exercise price per share of Common Stock previously subject to such Option, subject to any applicable withholding taxes. In addition, at the Effective Time of the Merger, each outstanding and unexpired warrant to purchase Common Stock (“Warrant”) not terminated pursuant to its terms in connection with the Merger will be cancelled and, in exchange therefor, each former holder of any such cancelled Warrant will be entitled to receive an amount in cash equal to the product of the total number of shares of Common Stock previously subject to such Warrant times the excess, if any, of the Per Share Merger Consideration over the exercise price per share of Common Stock previously subject to the Warrant, subject to any applicable withholding taxes.

The obligation of Merger Sub to accept for payment and pay for shares of Common Stock tendered into the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including there being validly tendered into the Offer and not properly withdrawn a number of shares of Common Stock that, together with the shares of Common Stock beneficially owned by Parent and Merger Sub, constitute at least a majority of the total number of then outstanding shares of Common Stock on a fully diluted basis (the “Minimum Tender Condition”). The transaction is not subject to a financing condition.

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In connection with our Board’s approval of the Merger Agreement, the Offer, the Merger and the other transactions contemplated thereby, Cantor Fitzgerald & Co., our financial advisor, rendered its opinion to the Board that, as of the date of the opinion and subject to the various assumptions and qualifications set forth therein, the Per Share Merger Consideration to be received by our stockholders is fair, from a financial point of view, to such stockholders.

The Merger Agreement contains customary representations, warranties and covenants, including covenants requiring each of the parties to use their respective reasonable best efforts to cause the Merger to be consummated.

The completion of the Merger is subject to various customary closing conditions, including (i) if Parent and Merger Sub own less than 90% of the outstanding shares of Common Stock (determined on a fully diluted basis) after purchasing shares of Common Stock in the Offer, the approval and adoption of the Merger Agreement by the holders of shares of Common Stock constituting the required vote, (ii) no court or other government entity having enacted, issued, promulgated, enforced or entered any law, rule or regulation that is in effect and restrains, enjoins, or otherwise prohibits the consummation of the Merger or other transactions contemplated by the Merger Agreement and the agreements ancillary thereto, and (iii) Merger Sub having accepted for payment and purchased, or causing to be accepted for payment and purchased, all shares of Common Stock validly tendered and not validly withdrawn pursuant to the Offer.

If Parent and Merger Sub own 90% or more of the outstanding shares of Common Stock following completion of the Offer, then our Company, Parent and Merger Sub will take all necessary and appropriate action to effect a “short-form” merger under Delaware law without obtaining additional approval of our stockholders. In the Merger Agreement, our Company has also granted Merger Sub an option (the “Top-Up Option”) to purchase, at a price per share of Common Stock equal to the Offer Price, up to that number of newly-issued shares of Common Stock equal to the number of shares of Common Stock authorized to be issued under our charter, but that are not then issued and outstanding. Merger Sub may exercise the Top-Up Option, in whole or in part, if the Minimum Tender Condition has been satisfied.

In addition, pursuant to the terms of the Merger Agreement, effective upon the purchase of shares pursuant to the Offer, Merger Sub will be entitled to designate a number of directors, rounded up to the next whole number, on our Board equal to the product of (i) the total number of directors on our Board times (ii) the percentage of the outstanding shares of Common Stock beneficially owned by Merger Sub.

Under the Merger Agreement, we are subject to a customary “no shop” restriction on our ability to solicit alternative acquisition proposals or to provide information to or engage in discussions or negotiations with third parties regarding alternative acquisition proposals. The no-shop provision is subject to a customary “fiduciary out” provision that allows us prior to the time Merger Sub acquires shares of Common Stock in the Offer, to provide information and participate in discussions with respect to unsolicited acquisition proposals that our Board reasonably believes constitutes a Superior Proposal (as defined below), provided certain other conditions are met.

The Board has agreed to recommend that our stockholders accept the Offer, tender their shares of Common Stock into the Offer and, to the extent required by applicable law to consummate the Merger, vote their shares of Common Stock in favor of adopting the Merger Agreement. However, the Board may, subject to certain conditions, change such recommendation if it receives an alternative proposal that it determines in good faith, after consultation with our outside counsel and our financial advisor, constitutes a Superior Proposal and that such action is necessary to comply with its fiduciary duties. A “Superior Proposal” is a written, unsolicited, fully-financed and bona fide acquisition proposal that would result in a party other than Parent or its affiliates becoming the beneficial owner, directly or indirectly, of substantially all of our assets or more that 50% of the voting power of the outstanding shares of Common Stock, which, in the good faith judgment of the Board (after consultation with the our financial advisor and outside counsel), taking into account the various legal, financial and regulatory aspects of the proposal, and the person making such proposal (i) if accepted, is reasonably likely to be consummated in accordance with its terms, and (ii) if consummated, would result in a transaction that is more favorable to our stockholders from a financial point of view than the Offer, the Merger and the other transactions contemplated by the Merger Agreement.

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The Merger Agreement contains certain termination rights, including Parent’s right to terminate if there is any pending lawsuit regarding the transaction that seeks damages and/or costs in excess of $1,000,000 in the aggregate, and our right to terminate in order to accept a Superior Proposal if certain requirements are met. The Merger Agreement also provides that, in the event of termination of the Merger Agreement under specified circumstances, we will be required to pay Parent $225,000, and in the event of termination of the Merger Agreement under certain other specified circumstances, we will be required to pay Parent a cash termination fee of $900,000 and reimburse Parent’s documented out-of-pocket expenses up to $225,000. In addition, subject to certain limitations, either party may terminate the Merger Agreement if Merger Sub has not accepted shares of Common Stock for payment pursuant to the Offer on or before November 30, 2012 or the Offer has terminated or expired in accordance with its terms without Merger Sub having purchased any of our Common Stock.

Bridge Loan

Immediately following our entry into the Merger Agreement, Parent has agreed to provide us a with a loan, evidenced by a promissory note secured by our assets, with a principal amount of up to $1,000,000 (up to $500,000 of which was drawn on August 14, 2012, and up to $500,000 of which will be available to be draw on or after September 12, 2012), and accruing simple interest on the outstanding amount at the prime rate (as published from time to time in the Wall Street Journal) plus two percent per annum, compounding annually; following the occurrence of an event of default, as further specified in the promissory note, the annual interest rate would increase by an additional two percent per annum. The promissory note has a maturity date that is ninety calendar days following the earlier of: (a) the termination of the Merger Agreement for any reason, or (b) the Closing Date (as defined in the Merger Agreement), provided that if (i) we terminate the Merger Agreement pursuant to Section 8.3(b) of the Merger Agreement and/or (ii) we enter into an Alternative Acquisition Agreement (as defined in the Merger Agreement), then the maturity date will be two business days after the earlier of the events described in (i) and (ii).

The foregoing descriptions of the Merger Agreement and the Promissory Note are qualified in their entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety, and by reference to the Promissory Note, which is attached to this Current Report on Form 8-K as Exhibit 4.1 and incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding their terms. It is not intended to provide any other factual information about our Company or Parent. The representations, warranties and covenants of our Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub and are effective only as of the times set forth in the Merger Agreement. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule provided by us to Parent in connection with the signing of the Merger Agreement. The confidential disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties are qualified by matters disclosed in our filings with the SEC. Finally, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between us and Parent rather than establishing matters as facts, and are subject to materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about our Company or Parent.

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Warrant Amendments

In connection with the execution of the Merger Agreement, we entered into amendments (the “Warrant Amendments”) with the holders of certain outstanding warrants, who collectively hold warrants to purchase an aggregate of 8,340,000 shares of our common stock, to amend such warrants to provide, among other things, that each warrant, in accordance with the terms of the Merger Agreement, would be cancelled, and the holder would solely be entitled to receive the Per Share Merger Consideration in the event the Merger is consummated. The Warrant Amendments are qualified by reference to the full text of the agreements, which are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2 and incorporated herein by reference in their entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the 2012 Management Incentive Compensation Plan

On August 8, 2012, our Board, upon recommendation of the Compensation Committee of the Board, approved an amendment to the 2012 Management Incentive Compensation Plan (the “2012 Plan”), which had previously been approved on February 28, 2012, and in which all of our management is eligible to participate.

The material terms of the 2012 Plan are as follows:

•	The 2012 Plan provides for target bonus amounts as incentive compensation, calculated as a percentage of each participant’s annual salary if certain financial goals and other individual objectives are met during the year.
•	For fiscal year 2012, the 2012 Plan includes four components, comprised of three financial metrics: the number of 3DHD Vision systems placed by sale or rental (excluding demo-priced units), total annual revenue, and operating income before depreciation, interest, amortization and non-cash stock option charges equal to or greater than zero; and individual metrics.
•	75% of each 2012 Plan participant’s bonus target is tied evenly to each of the financial metrics (25% each). The remaining 25% of each 2012 Plan participant’s bonus target is tied to achievement of his or her individual goals for the year.

Under the 2012 Plan, as amended, we will pay out at 100% achievement of full year target bonus amounts if the Merger closes. On the closing date of the contemplated transaction, Jed Kennedy, our President and Chief Executive Officer, will make the final determination as to the payout amount earned by each participant. Mr. Kennedy, who will recuse himself in regards to determinations as to his own compensation, will be eligible for a maximum payout of up to 20% of his annual salary, or $54,600. Robert Mathews, our Executive Vice President and Chief Financial Officer, will be eligible for a maximum payout of up to 15% of his annual salary, or $33,075. The final determination amount will be considered earned on the closing date of the contemplated transaction and is expected to be paid in 2013.

Item 7.01	Regulation FD Disclosure

On August 13, 2012, we, along with Parent, issued a joint press release announcing the execution of the Merger Agreement and related agreements. A copy of that press release is furnished as Exhibit 99.1. The information furnished therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section.

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Item 9.01	Financial Statements and Exhibits.

2.1*	Agreement and Plan of Merger dated as of August 13, 2012, by and among Viking Systems, Inc., CONMED Corporation, and Arrow Merger Corporation
4.1	Amendment to Viking Systems, Inc. Common Stock Purchase Warrant issued to Hughes Capital Investors, LLC on May 10, 2011 by and between Viking Systems, Inc. and Hughes Capital Investors, LLC, dated August 13, 2012
4.2	Amendment to Viking Systems, Inc. Common Stock Purchase Warrants issued on May 10, 2011 by and between Viking Systems, Inc. and certain holders signatory thereto, dated August 13, 2012
10.1	Promissory Note issued by CONMED Corporation on August 13, 2012 to Viking Systems, Inc.
99.1	Joint press release issued by Viking Systems, Inc. and CONMED Corporation dated August 14, 2012

*	Schedules and certain exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Viking Systems, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Forward-Looking Statements

This Form 8-K contains forward-looking statements, including those regarding the Offer and the Merger. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the Offer or the Merger in a timely manner or at all; the satisfaction of conditions precedent to consummation of the Offer and the Merger, including the ability to secure approval by our stockholders; the possibility of litigation (including litigation related to the Offer or the Merger themselves); and other risks described in our filings with the Securities and Exchange Commission (the “SEC”), including as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 29, 2012. All forward-looking statements are based on our management’s estimates, projections and assumptions as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, except as required by law.

Additional Information and Where to Find It:

The tender offer described in this communication has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Common Stock will be made pursuant to an offer to purchase and related materials that Merger Sub intends to file with the Securities and Exchange Commission (the “SEC”). At the time the Offer is commenced, Merger Sub will file a Tender Offer Statement on Schedule TO (the “Schedule TO”) containing an Offer to Purchase, a related Letter of Transmittal and other documents relating to the tender offer, and thereafter we will file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) with respect to the Offer. INVESTORS AND STOCKHOLDERS ARE URGED TO READ BOTH THE SCHEDULE TO AND THE SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents we filed with the SEC may be obtained free of charge by contacting Viking Systems, Inc., 134 Flanders Road, Westborough, MA, 01581, Attention: Corporate Secretary. Our filings with the SEC are also available on our website at: http://www.vikingsystems.com/.

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Participants in the Solicitation

Our Company and our directors and executive officers may be deemed to be participants in the solicitation of proxies from our stockholders in connection with the proposed Merger. Information about our directors and executive officers is set forth in our Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 29, 2012. These documents are available free of charge at the SEC’s website at www.sec.gov, and by contacting us at: Viking Systems, Inc., 134 Flanders Road, Westborough, MA, 01581, Attention: Corporate Secretary. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that we intend to file with the SEC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING SYSTEMS, INC.
Date: August 14, 2012
By: /s/ Robert Mathews
Name: Robert Mathews
Title: Chief Financial Officer

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